Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the Third Quarter Ended December 31, 2008

MCLEAN, Va.--(BUSINESS WIRE)--February 2, 2009--Gladstone Investment Corp. (NASDAQ:GAIN):

  Net Investment Income was $3.6 million or $0.16 per common share
  Net Decrease in Net Assets Resulting from Operations was ($3.9) million or ($0.18) per common share

Gladstone Investment Corp. (NASDAQ:GAIN) (the “Company”) today announced earnings for the third quarter ended December 31, 2008. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the quarter ended December 31, 2008 was $3.6 million, or $0.16 per common share, as compared to $3.7 million, or $0.23 per common share, for the quarter ended December 31, 2007, a decrease in Net Investment Income of 2.7% and a decrease of 30.4% per common share. Net Investment Income for the nine months ended December 31, 2008 was $10.4 million, or $0.49 per common share, as compared to $9.6 million, or $0.58 per common share, for the nine months ended December 31, 2007, an increase in Net Investment Income of 8.3%, but a decrease of 15.5% per common share. The increase in Net Investment Income for the comparable nine-month period was driven by lower interest expense on decreased borrowings outstanding under the credit facility. However, for the quarter ending December 31, 2008, this was offset by reductions in interest rates in the U.S. financial markets (LIBOR), reducing our interest income and causing a slight overall decrease in Net Investment Income when compared to the prior year period. The per share results for the three and nine months ended December 31, 2008 were adversely impacted by the issuance of additional shares in a rights offering during the quarter ended June 30, 2008, the proceeds of which were not yet fully invested in income-producing investments for the entire three and nine months ended December 31, 2008, the proceeds of which were not yet fully invested in income-producing investments.

Net Decrease in Net Assets Resulting from Operations for the quarter ended December 31, 2008 was ($3.9) million, or ($0.18) per share, as compared to the Net Increase in Net Assets Resulting from Operations of $5.1 million, or $0.31 per share, for the quarter ended December 31, 2007. The primary reason for the net decrease in net assets resulting from operations for the quarter was related to the increase in net unrealized depreciation on the Company’s investment portfolio, which was driven by the net unrealized depreciation of certain of the Company’s Non-Control/Non-Affiliate and Affiliate investments, partially offset by net unrealized appreciation of certain of the Company’s Control investments. The per share results were adversely impacted by the increase in weighted average shares as a result of a rights offering completed during the quarter ended June 30, 2008, the proceeds of which were not yet fully invested in income-producing investments.

Net Decrease in Net Assets Resulting from Operations for the nine months ended December 31, 2008 was ($7.5) million, or ($0.35) per share, as compared to Net Increase in Net Assets Resulting from Operations of $9.0 million, or $0.54 per share, for the nine months ended December 31, 2007. The primary reason for the Net Decrease in Net Assets Resulting from Operations for the nine month period was related to an increase in net unrealized depreciation on the Company’s investment portfolio from the debt portion of certain of the Company’s Non-Control/Non-Affiliate and Affiliate investments, coupled with realized losses on the sale of nine syndicated loans and the write-off of another syndicated loan during the period. The per share results were also adversely impacted by the increase in weighted average shares as a result of the rights offering completed during the quarter ended June 30, 2008, the proceeds of which were not yet fully invested in income-producing investments.

Net loss on investments for the three and nine months ended December 31, 2008 was ($7.5) and ($17.9) million, respectively, as compared to a Net gain (loss) of $1.4 and ($0.6) million for the three and nine months ended December 31, 2007, respectively. The Company’s investment portfolio was valued as of December 31, 2008 at a depreciated value due primarily to the general instability of the loan markets. The value of the Company’s portfolio is determined quarterly by its Board of Directors based, in part, on opinions of value provided by Standard and Poor’s Securities Evaluations, Inc. (“SPSE”) and by internally-developed discounted cash flow methodologies. The Company’s investment portfolio depreciated by an aggregate of $7.5 million during the quarter, and the entire portfolio was fair valued at approximately 92% of cost as of December 31, 2008. All but two of the loans in the Company’s portfolio were paying as agreed as of December 31, 2008.

Total assets were $343.1 million at December 31, 2008, as compared to $352.3 million at March 31, 2008. Net asset value was $10.15 per actual common share outstanding at December 31, 2008, as compared to $12.47 per actual common share outstanding at March 31, 2008.

The annualized weighted average yield on the Company’s portfolio of investments, excluding cash and cash equivalents, was 8.76% for the three months ended December 31, 2008, as compared to 9.05% for the three months ended December 31, 2007. The annualized weighted average yield on the Company’s portfolio for the nine months ended December 31, 2008 was 8.12%, as compared to 9.05% for the nine months ended December 31, 2007. The primary reason for the decrease in the annualized weighted average yield for both the three and nine months ended December 31, 2008 was related to the decrease in the U.S. financial markets (LIBOR rates), partially offset by slight increases for both periods in the Company’s aggregate investments in non-syndicated loans, which typically bear higher interest rates than syndicated loans.

During the third quarter ended December 31, 2008, the Company recorded the following significant activity:

  Invested approximately $10.7 million in Country Club Enterprises, including $7.0 million in subordinated term debt and $3.7 million in preferred stock;
  Renewed its credit facility with Deutsche Bank for a six-month term. The credit facility, which previously provided a maximum of $200 million, was reduced to provide for an aggregate of $125 million of borrowings. Any advances under the credit facility will generally bear interest at the commercial paper rate plus 3.5% per annum, with a commitment fee of 0.75% per annum on the undrawn amounts. No fee was paid in connection with the renewal; and
  Paid monthly distributions of $0.08 per share for each of the months of October, November and December.

At December 31, 2008, the Company held 35 Non-Control/Non-Affiliate investments, seven Control investments, and five Affiliate investments, with an aggregate cost basis of approximately $354.2 million and an aggregate fair value of approximately $325.3 million, as noted in the following table:

	December 31, 2008
	Cost	Fair Value
	(in thousands)
Senior Term Debt	$237,423	$200,357
Senior Subordinated Term Debt	71,424	63,374
Preferred & Common Equity Securities	45,322	61,564
Total Investments	$354,169	$325,295

“Our limited investing activity during the quarter continued to provide junior capital in partnership with and support of equity sponsors, where we provide mezzanine financing along with equity co-investments. This investment mix strategy of subordinated debt and equity is evidenced by our investment during the quarter of $10.7 million in Country Club Enterprises, consisting of subordinated debt and preferred stock,” said Dave Dullum, President.

Subsequent to December 31, 2008, the Company declared monthly cash distributions of $0.08 per common share for each of the months of January, February and March 2009.

The financial statements below are without footnotes. The Company has filed a Form 10-Q on February 2, 2009 for the third quarter ended December 31, 2008 with the Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s web site at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call on Tuesday, February 3, 2009 at 8:30 am ET to discuss fiscal third quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

A replay of the conference call will be available through March 3, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 309386. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call and will be available for replay on the Company’s website through May 3, 2009.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Additional information can be found at http://www.GladstoneInvestment.com.

For further information, contact Kerry Finnegan at 703-287-5893.

This press release may include statements that may constitute “forward-looking statements,” including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “estimates,” ”projects,” “seeks,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2008, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC on November 4, 2008, and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, as filed with the SEC on February 2, 2009. The risk factors set forth in the Form 10-K and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$2,339	$3,892	$6,797	$11,220
Control investments	3,068	2,866	8,372	8,043
Affiliate investments	1,478	700	3,938	1,502
Cash and cash equivalents	21	80	67	194
Total interest income	6,906	7,538	19,174	20,959
Other income	96	6	682	41
Total investment income	7,002	7,544	19,856	21,000

EXPENSES
Loan servicing fee	1,258	1,287	3,769	3,741
Base management fee	442	498	1,303	1,310
Administration fee	195	211	642	647
Interest expense	1,823	2,381	4,009	5,819
Amortization of deferred finance costs	46	169	324	595
Professional fees	69	90	383	356
Stockholder related costs	112	25	413	220
Insurance expense	57	47	165	183
Directors fees	50	55	145	177
Taxes and licenses	16	42	83	125
General and administrative expenses	41	39	163	130
Expenses before credit from Adviser	4,109	4,844	11,399	13,303
Credits to base management fee	(694)	(1,046)	(1,964)	(1,932)
Total expenses net of credit to base management fee	3,415	3,798	9,435	11,371
NET INVESTMENT INCOME	3,587	3,746	10,421	9,629

REALIZED AND UNREALIZED (LOSS) GAIN ON INVESTMENTS AND DERIVATIVE
Realized loss on sale of Non-Control/Non-Affiliate investments	—	(146)	(4,215)	(198)
Net unrealized depreciation of Non-Control/Non-Affiliate investments	(6,988)	(2,835)	(7,714)	(10,672)
Net unrealized appreciation of Control investments	1,755	4,487	7,728	9,942
Net unrealized (depreciation) appreciation of Affiliate investments	(2,294)	(148)	(13,687)	306
Net unrealized appreciation of derivative	—	5	—	5
Net (loss) gain on investments	(7,527)	1,363	(17,888)	(617)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(3,940)	$5,109	$(7,467)	$9,012

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$(0.18)	$0.31	$(0.35)	$0.54

SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	16,560,100	21,367,871	16,560,100

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	December 31, 2008	March 31, 2008

ASSETS
Non-Control/Non-Affiliate investments (Cost 12/31/08: $138,599; Cost 3/31/08: $166,416)	$107,208	$142,739
Control investments (Cost 12/31/08: $152,395; Cost 3/31/08: $138,354)	167,175	145,407
Affiliate investments (Cost 12/31/08: $63,175; Cost 3/31/08: $46,035)	50,912	47,458
Total investments at fair value (Cost 12/31/08: $354,169; Cost 3/31/08: $350,805)	325,295	335,604
Cash and cash equivalents	13,123	9,360
Interest receivable	1,616	1,662
Prepaid insurance	153	90
Deferred finance costs	—	324
Due from Custodian	2,430	4,399
Due from Adviser	—	89
Other assets	470	765
TOTAL ASSETS	$343,087	$352,293

LIABILITIES
Fee due to Administrator	$195	$208
Fee due to Adviser	55	—
Borrowings under line of credit	117,864	144,835
Accrued expenses	717	716
Other liabilities	139	89
TOTAL LIABILITIES	118,970	145,848
NET ASSETS	$224,117	$206,445

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,080,133 and 16,560,100 shares issued and outstanding at December 31, 2008 and March 31, 2008, respectively	$22	$16
Capital in excess of par value	264,762	224,173
Net unrealized depreciation of investment portfolio	(28,874)	(15,201)
Net unrealized depreciation of derivative	(53)	(53)
Accumulated net investment loss	(11,740)	(2,490)
TOTAL NET ASSETS	$224,117	$206,445

NET ASSETS PER SHARE	$10.15	$12.47

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Per Share Data (1)
Balance at beginning of period	$10.57	$13.24	$12.47	$13.46

Income from investment operations:
Net investment income (2)	0.16	0.23	0.49	0.58
Realized loss on sale of investments (2)	—	(0.01)	(0.20)	(0.01)
Net unrealized (depreciation) appreciation of investments (2)	(0.34)	0.09	(0.64)	(0.03)
Total from investment operations	(0.18)	0.31	(0.35)	0.54

Distributions to stockholders:
Net investment income	(0.24)	(0.24)	(0.72)	(0.69)
Total distributions (3)	(0.24)	(0.24)	(0.72)	(0.69)

Rights offering costs	—	—	(0.03)	—
Effect of distribution of stock rights offering after record date (4)	—	—	(1.22)	—
Net asset value at end of period	$10.15	13.31	$10.15	$13.31

Per share market value at beginning of period	$6.81	$12.84	$9.32	$14.87
Per share market value at end of period	$4.91	$9.81	$4.91	$9.81
Total return (5)	(19.59% )	(21.93% )	(41.23% )	(30.31% )
Shares outstanding at end of period	22,080,133	16,560,100	22,080,133	16,560,100

Statement of Assets and Liabilities Data:
Net assets at end of period	$224,117	$220,373	$224,117	$220,373
Average net assets (6)	$229,256	$218,176	$232,053	$221,453

Senior Securities Data:
Borrowings under line of credit	$117,864	$150,463	$117,864	$150,463
Asset coverage ratio (7) (8)	290%	246%	290%	246%
Asset coverage per unit (8)	$2,901	$2,465	$2,901	$2,465

Ratios/Supplemental Data:
Ratio of expenses to average net assets (9) (10)	7.17%	8.88%	6.55%	8.01%
Ratio of net expenses to average net assets (9) (11)	5.96%	6.96%	5.42%	6.85%
Ratio of net investment income to average net assets (9)	6.26%	6.87%	5.99%	5.80%
(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4)	The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
(5)	Total return equals the change in the market value of the Company’s common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of our dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.
(6)	Calculated using the average of the ending monthly net assets for the respective periods.
(7)	As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets to total borrowings.
(8)	Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(9)	Amounts are annualized.
(10)	Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
(11)	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT:
Gladstone Investment Corp.
Kerry Finnegan, 703-287-5893